UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2026
_______________________________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)
_______________________________________________________________________________________

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 24, 2026, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Lee Enterprises, Incorporated (the "Company"), the Board appointed Gregory Hoffmann, age 37, to the Board, effective immediately, to serve until the Company's 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. As of the date of this report, the Board has appointed Gregory Hoffmann to the Company's Nominating and Corporate Governance Committee.
In connection with his service as director, Gregory Hoffmann will participate in the Company's compensation program for non-employee directors on the same basis as the Company's other non-employee directors, with compensation prorated as applicable. No grant or award was made to Gregory Hoffmann in connection with his appointment other than as provided under that program. In addition, the Company expects to enter into an indemnification agreement with Gregory Hoffmann substantially in the form of the indemnification agreement entered into with the Company’s other non-employee directors.
Gregory Hoffmann is Co-Chief Executive Officer of Hoffmann Family of Companies and has led the organization’s real estate business since May 2022. He has also served as Chief Executive Officer of Hoffmann Commercial Real Estate since April 2017. In these roles, he drives strategic growth through acquisitions and development, supports the operational needs and strategic initiatives of the family’s diverse portfolio of businesses, and oversees its real estate holdings. Gregory Hoffmann began his career at Osprey Capital, LLC, one of the Hoffmann family’s investment vehicles, and has served as a principal of the firm since May 2012. He played a key role in nearly doubling the firm’s size and, working closely with senior leadership across Hoffmann portfolio companies, has led acquisitions totaling several billion dollars. Gregory Hoffmann also serves as Alternate Governor for the Pittsburgh Penguins of the National Hockey League.
Gregory Hoffmann earned a Bachelor of Science degree in finance and mathematics from Miami University and a Master of Business Administration degree from Northwestern University's Kellogg School of Management.
Gregory Hoffmann is the son of David Hoffmann, the Company's Chairman and majority stockholder. There are no other family relationships or any arrangements or understandings between Gregory Hoffmann and any other person pursuant to which he was selected as a director. In addition, there are no transactions involving Gregory Hoffmann and the Company that require disclosure under Item 404(a) of Regulation S-K, except that (i) on February 5, 2026, the Company completed a private placement in which David Hoffmann, the father of Gregory Hoffmann, purchased 10,909,440 shares of the Company's stock; and (ii) on May 14, 2026, the Company entered into a five-year management agreement with Hoffmann Media Group, which is beneficially owned by David Hoffmann, under which the Company manages certain newspaper publications and related digital properties owned by Hoffmann Media Group. Under the agreement, Hoffmann Media Group pays the Company a fixed management fee of $135,000 per fiscal quarter, a variable fee equal to 20% of the prior quarter's EBITDA attributable to publications acquired by Hoffmann Media Group after the effective date, and reimbursement of certain shared-service costs at cost.

Item 7.01 Regulation FD Disclosure
On September 30, 2026, the Company issued a press release naming Gregory Hoffmann to its Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	September 30, 2026	By:	/s/ Joshua P. Rinehults
Joshua P. Rinehults
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)